MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

GREENPOINT MORTGAGE FUNDING, INC.
Seller and Servicer

NORTH FORK BANK
Seller

CITIGROUP GLOBAL MARKETS REALTY CORP.
Initial Purchaser

Dated as of March 1, 2007

Fixed and Adjustable Rate
First and Second Lien Mortgage Loans

TABLE OF CONTENTS

SECTION 1.	Definitions
SECTION 2.	Agreement to Purchase
SECTION 3.	Mortgage Loan Schedules
SECTION 4.	Purchase Price
SECTION 5.	Examination of Mortgage Files
SECTION 6.	Conveyance from Seller to Initial Purchaser.
Subsection 6.01.	Conveyance of Mortgage Loans; Possession of Servicing Files.
Subsection 6.02.	Books and Records.
Subsection 6.03.	Delivery of Mortgage Loan Documents.
SECTION 7.	Representations, Warranties and Covenants of the Seller; Remedies for Breach.
Subsection 7.01.	Representations and Warranties Respecting the Seller.
Subsection 7.02.	Representations and Warranties Regarding Individual Mortgage Loans.
Subsection 7.03.	Remedies for Breach of Representations and Warranties.
Subsection 7.04.	Repurchase of Certain Mortgage Loans.

SECTION 8.	Closing
SECTION 9.	Closing Documents.
SECTION 10.	Costs
SECTION 11.	Servicer’s Servicing Obligations
SECTION 12.	Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.
SECTION 13.	The Seller.
Subsection 13.01.	Additional Indemnification by the Seller.
Subsection 13.02.	Merger or Consolidation of the Seller.
Subsection 13.03.	Limitation on Liability of the Servicer and Others.
Subsection 13.04.	Seller Not to Resign.
Subsection 13.05.	No Transfer of Servicing.
SECTION 14.	DEFAULT.
Subsection 14.01.	Events of Default.
Subsection 14.02.	Waiver of Defaults.
SECTION 15.	Termination
SECTION 16.	Successor to the Servicer
SECTION 17.	Financial Statements
SECTION 18.	Mandatory Delivery: Grant of Security Interest
SECTION 19.	Notices
SECTION 20.	Severability Clause
SECTION 21.	Counterparts
SECTION 22.	Governing Law
SECTION 23.	Intention of the Parties
SECTION 24.	Successors and Assigns
SECTION 25.	Waivers
SECTION 26.	Exhibits
SECTION 27.	General Interpretive Principles
SECTION 28.	Nonsolicitation
SECTION 29.	Reproduction of Documents
SECTION 30.	Further Agreements
SECTION 31.	Privacy.

EXHIBITS

EXHIBIT 1	SELLER’S OFFICER’S CERTIFICATE
EXHIBIT 2	FORM OF OPINIONS OF COUNSEL TO THE SELLERS
EXHIBIT 3	SECURITY RELEASE CERTIFICATION
EXHIBIT 4	ASSIGNMENT AND CONVEYANCE
EXHIBIT 5	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 7	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 8	SERVICING ADDENDUM FOR SERVICING RETAINED MORTGAGE LOANS
EXHIBIT 9	SERVICING ADDENDUM FOR SERVICING RELEASED MORTGAGE LOANS
EXHIBIT 10	SELLER’S UNDERWRITING GUIDELINES

SCHEDULE I	DATA FILE
SCHEDULE II	MORTGAGE LOAN SCHEDULE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of March 1, 2007 by and among Citigroup Global Markets Realty Corp., having an office at 390 Greenwich Street, 6th Floor, New York, New York 10013 (the “Initial Purchaser”, and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”), GreenPoint Mortgage Funding, Inc., having an office at 100 Wood Hollow Drive, Novato, California 94945 (“GreenPoint”) and North Fork Bank, having an office at 275 Broadhollow Road, Melville, New York 11747 (“North Fork”, together with GreenPoint, the “Sellers” and each a “Seller” as the context requires).

WITNESSETH :

WHEREAS, each Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Sellers, certain conventional fixed and adjustable rate residential first and second lien mortgage loans (the “Mortgage Loans”) and, with respect to the Servicing Released Mortgage Loans (as defined herein), the servicing rights appurtenant thereto, all of which are serviced by GreenPoint (in such capacity, the “Servicer”), as described herein on a servicing retained or servicing released basis, and which shall be delivered in groups of whole loans on various dates as provided in the related Confirmation (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed to the related Assignment and Conveyance on each Closing Date as Schedule One;

WHEREAS, the Purchaser, the Servicer and the Sellers wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Servicer and the Sellers agree as follows:

SECTION 1.  Definitions.  For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agreement:  This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

Assignment and Conveyance:  An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of Mortgage: With respect to each Mortgage Loan which is not a MOM Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Cash-Out Refinancing:  A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first and second mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first and second mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

Closing Date: The date or dates on which the Purchaser, from time to time, shall purchase and the Seller, from time to time, shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents:  With respect to any Closing Date, the documents required pursuant to Section 9.

Code:  The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan-to-Value Ratio or CLTV:  With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any related subordinate mortgage loan or loans secured by the Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Commission:  The United States Securities and Exchange Commission.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Confirmation:  With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the purchase price and terms letter agreement between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.  A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Credit Score: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores at the time of the origination of a Mortgage Loan.  If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores.  If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “GreenPoint Mortgage Funding, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Cut-off Date: The first day of the month in which the related Closing Date occurs, or as otherwise set forth in the related Confirmation.

Data File:  The electronic data file containing the fields set forth on Schedule I hereto and attached to the related Assignment and Conveyance.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date:  With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

Distribution Date:  The eighteenth (18th) day of each month, commencing on the tenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

Due Date: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company of which) are rated A-1 by S&P or Prime-1 by Moody’s (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “GreenPoint Mortgage Funding, Inc., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser.

Escrow Payments:   The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default:  Any one of the events enumerated in Section 14.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: Freddie Mac or any successor thereto.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by the Seller pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract:  A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property

FNMA:  Fannie Mae or any successor thereto.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD:  The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date:  The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser:  Citigroup Global Markets Realty Corp., or any successor.

Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease on the initial Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Servicing Period:  With respect to any Servicing Released Mortgage Loan, the period commencing on the related Closing Date and ending on the related Servicing Transfer Date; provided, however that the Interim Servicing Period may be extended for an additional period by written notice by the Purchaser.

Lender Paid Mortgage Insurance Policy or LPMI Policy: A policy of mortgage guaranty insurance issued by a Qualified Insurer in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

Liquidation Proceeds:  Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property and prior to an REO Disposition.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance:  The aggregate of the advances made by the Servicer on any Distribution Date pursuant to Section 11.21 of Exhibit 8.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s:  Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each first or second lien residential Servicing Retained Mortgage Loan and Servicing Released Mortgage Loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on the related Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Charges, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents described as the “Mortgage Loan Documents” in Exhibit 5 annexed hereto pertaining to any Mortgage Loan.

Mortgage Loan Package:  The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser or its designee at least five (5) Business Days prior to the related Closing Date and attached to the Assignment and Conveyance as Schedule One on the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed to an Assignment and Conveyance as Schedule II on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and electronic form, such schedule setting forth the information on Schedule II attached hereto with respect to each Mortgage Loan in the Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

Net Mortgage Rate:  With respect to any Servicing Retained Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Servicing Retained Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance:  Any Monthly Advance previously made or proposed to be made in respect of a Servicing Retained Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Servicing Retained Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person:  An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Preliminary Servicing Period:  With respect to any Servicing Retained Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into  Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Charge:  With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or penalty thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as provided in Section 4.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Insurer: Any insurer which meets the requirements of FNMA and FHLMC.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate not less than (and not more than one percentage point in excess of) the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered under a Primary Insurance Policy, (viii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e. first or second, fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan).  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.  In addition, the substitution of more than one Mortgage Loan pursuant to the previous sentence shall be subject to the Purchaser’s approval in its sole discretion..

Rate/Term Refinancing:  A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first and second mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first and second mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 12.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 12 hereof.

Record Date:  With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Property:  A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) the Purchase Price percentage used to calculate the Purchase Price, as stated in the related Confirmation, times the Stated Principal Balance of the Mortgage Loan so repurchased plus (b) accrued interest thereon at the Mortgage Interest Rate from the interest paid to date, to but not including, the last day of the month that such repurchase occurs, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus (c) any unreimbursed servicing advances and monthly advances (including nonrecoverable monthly advances) and any unpaid servicing fees allocable to such Mortgage Loan paid by any party other than the Seller, plus (d) any costs and expenses incurred by the Purchaser, the servicer, master servicer or any trustee in respect of the breach or defect giving rise to the repurchase obligation including, without limitation,  any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is manufactured housing, a co-operative, a commercial property, an agricultural property, a mixed use property or a mobile home.

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: With respect to any Mortgage Loan, the party selling such Mortgage Loan to the Initial Purchaser hereunder, which Seller shall be either North Fork or GreenPoint, as applicable.

Seller/Servicer Information: As defined in Section 30.07(a).

Servicer: As defined in the first whereas clause of this Agreement.

Servicing Addendum:  The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Servicing Retained Mortgage Loans by the Servicer during the Preliminary Servicing  Period, and the terms and conditions attached hereto as Exhibit 9 which will govern the interim servicing of the Servicing Released Mortgage Loans by the Servicer during the Interim Servicing Period.

Servicing Advances:  All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Servicing Retained Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Servicer, or as otherwise proved under Section 11.05.  If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.  With respect to each Servicing Released Mortgage Loan, the Servicing Fee shall be an amount equal to the dollar amount per Mortgage Loan set forth in the related Confirmation.  If the Interim Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30 day month.

Servicing Fee Rate: With respect to each Servicing Retained Mortgage Loan, the per annum rate set forth in the related Confirmation at which the Servicing Fee accrues.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents.

Servicing Released Mortgage Loan: The Mortgage Loans sold by the Seller on a servicing released basis, which Servicing Released Mortgage Loans are serviced pursuant to the Servicing Addendum attached hereto as Exhibit 9.

Servicing Retained Mortgage Loan: The Mortgage Loans sold by the Seller on a servicing retained basis, which Servicing Retained Mortgage Loans are serviced by the Servicer pursuant to the Servicing Addendum attached hereto as Exhibit 8.

Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Purchaser in connection with the transfer of servicing of the Servicing Retained Mortgage Loans from Servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser (or any successor to Seller appointed pursuant to Section 16) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser (or any successor to Seller appointed pursuant to Section 16) to service the Mortgage Loans properly and effectively.

Servicing Transfer Date: With respect to each Servicing Released Mortgage Loan, the date or dates set forth in the related Confirmation upon which the actual transfer of servicing responsibilities for any Servicing Released Mortgage Loan being herein is transferred from the Servicer to the Purchaser or its designee.

S&P:  Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or its successor in interest.

Stated Principal Balance: As to each Servicing Retained Mortgage Loan as of any date of determination, (i) the scheduled principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.  With respect to each Servicing Released Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any applicable Reconstitution Agreement related thereto that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement: The written contract between the Servicer and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 11.32 of Exhibit 8 and Section 11.31 of  Exhibit 9.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Tax Service Contract:  A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Underwriting Guidelines:  The Seller’s written underwriting guidelines attached hereto as Exhibit 10 in effect with respect to the Mortgage Loans purchased by the Purchaser on the Initial Closing Date, which may be amended, supplemented or modified from time to time thereafter.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction.

SECTION 2.  Agreement to Purchase.  The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Confirmation, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Loan Schedules.  The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date.

SECTION 4.  Purchase Price.  (a) The Purchase Price for each Servicing Retained Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-off Date at its Net Mortgage Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Retained Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Servicing Retained Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Servicing Retained Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Servicer shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

(b)           The Purchase Price for each Servicing Released Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Servicing Released Mortgage Loan as of the related Cut-off Date at its Mortgage Interest Rate, net of the Servicing Fee,  from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

The Purchaser shall own and be entitled to receive with respect to each Servicing Released Mortgage Loan purchased, (1) all  recoveries of principal collected after the related Cut-off Date and (2) all payments of interest on the Mortgage Loans net of the Servicing Fee during the Interim Servicing Period.

SECTION 5.  Examination of Mortgage Files.  In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File on diskette or compact disk, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller’s offices or such other location as shall otherwise be reasonably agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation or the Seller’s Underwriting Guidelines, such Mortgage Loans may, at the Initial Purchaser’s option, be rejected for purchase by the Initial Purchaser.  If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.

The Initial Purchaser shall have the opportunity to conduct a corporate due diligence of the Seller, including but not limited to, on site review of the Seller's facilities and discussions with the Seller's management. The Initial Purchaser may conduct such review prior to or following the Initial Closing Date.  In addition, the Initial Purchaser may perform additional reviews as the Initial Purchaser, as mutually agreed between the parties.

SECTION 6.  Conveyance from Seller to Initial Purchaser.

Subsection 6.01.  Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

Subsection 6.02.  Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate. Record title to each Mortgage and the related Mortgage Note shall be transferred by Seller to Purchaser. Seller shall, with respect to any Mortgage Loan not registered with the MERS System, at the option of Purchaser, either (i) prepare and cause to be recorded the Assignment of Mortgage for each Mortgage Loan and shall, promptly upon its receipt of each original recorded Assignment of Mortgage from the applicable recording office, deliver the same to Purchaser, or (ii) prepare and deliver to Purchaser an original Assignment of Mortgage from Seller to Purchaser or in blank. Seller shall bear the cost and expense related to (i) providing all Assignments of Mortgages and endorsements of Mortgage Notes for any transfer of record title required hereunder with respect to the obligations of the Mortgage Notes and the underlying security interest related to each Mortgage Loan and (ii) recording fees and fees for title policy endorsements.  In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) by including in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Confirmation and this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

Subsection 6.03.  Delivery of Mortgage Loan Documents.

The Seller shall, at least five (5) Business Days prior to the related Closing Date, deliver and release to the Purchaser or its designee the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on such Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

The Seller shall forward to the Purchaser or its designee original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Purchaser or its designee with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

In the event that the Seller does not comply with the delivery requirements set forth in this Section 6.03 with respect to any Mortgage Loan, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by the Seller at the Repurchase Price in accordance with Section 7.03.

SECTION 7.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 7.01.  Representations and Warranties Respecting the Sellers.

Each Seller represents, warrants and covenants to the Purchaser as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i)  The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body for any material violation of such license or approval and no proceedings are pending which might result in such suspension or revocation;

(ii)  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws affecting the enforcement of the rights of creditors and general principals of equity, whether enforcement is sought in a proceeding in equity or at law;

(iii)  The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv)  The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)  Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(vii)  There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

(ix)  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(x)  Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any material untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

(xi)  The transfer of the Mortgage Loans shall be treated as a sale on the books and records of Seller, and Seller has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale. Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser;

(xii)  The consideration received by the Seller upon the sale of the Mortgage loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

(xiii)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors;

(xiv)  North Fork is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the North Fork unable to comply with HUD eligibility requirements or which would require notification to HUD;

(xv)  GreenPoint hereby represents that it is an approved seller/servicer for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make GreenPoint unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD; and

(xvi)  GreenPoint is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Subsection 7.02.  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser on the Data Tape is complete, true and correct in all material respects;

(ii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(iii)  All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage.  No payment under the Mortgage Loan has been delinquent at any time since the origination of the Mortgage Loan;

(iv)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(vi)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office or registered with the MERS System if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(vii)  The Mortgage Note and the Mortgage are not subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury and no such right of rescission, reformation, set off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the Mortgage Loan to be modified or reformed without the consent of the Mortgagor under applicable law.  Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(viii)  All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property and (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan (including any cumulative related Negative Amortization) or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan ; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC and in an amount not less than the greater of (i) lesser of (a) 100% of the replacement cost of all improvements to the Mortgaged Property and (b) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan (plus the maximum amount of Negative Amortization in accordance with the Mortgage) or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the Second Lien Mortgage Loan and (ii) the maximum amount of insurance which is available under the  National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended; provided, however, in no event shall the amount of insurance be less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all predatory, abusive and fair lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(x)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi)  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability is limited by bankruptcy, insolvency or reorganization or other similar laws affecting the enforcement of the rights of creditors and general principals of equity, whether enforcement is sought in a proceeding in equity or at law;

(xiii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xiv)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(xvi)  All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state.  All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

(xvii)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (xi)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxi)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxii)  Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(xxiii)  The origination practices used by the Seller and the collection practices used by the Servicer, with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with all applicable laws, rules and regulations, the terms of the Mortgage Note and Mortgage, and the FNMA and FHLMC servicing guides.  With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed;

(xxiv)  The Mortgaged Property is free of damage and waste and is in good repair, and there is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

(xxv)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xxvi)  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(xxvii)  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(xxviii)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xxix)  The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to First Lien Mortgage Loans, was on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Second Lien Mortgage Loans, was on appraisal form 704, 2065 or 2055 with an exterior only inspection, and (c) with respect to (a) or (b) above, was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxx)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxxi)  No Mortgage Loan is a Buydown Mortgage Loan.

(xxxii)  The Mortgage Loan is not a graduated payment mortgage loan or a balloon Mortgage Loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxiii)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxiv)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxv)  The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, cause the Mortgage Loan to not be paid in full when due, or adversely affect the value of the Mortgage Loan;

(xxxvi)  With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan will be insured by a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due there under have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor there under to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.  If a Mortgage Loan is identified on the Mortgage Loan Schedule as subject to a Lender Paid Mortgage Insurance Policy, such policy insures that portion of the Mortgage Loan set forth in the LPMI Policy.  All provisions of any such LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due there under have been paid.  The Mortgage Interest Rate for the Mortgage Loan does not include the insurance premium for any LPMI Policy;

(xxxvii)  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning and subdivision law, ordinance  or regulation;

(xxxviii)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxix)  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xl)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xli)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

(xlii)  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge.  The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(xliii)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliv)  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xlv)  The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xlvi)  Each Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xlvii)  None of the Adjustable Rate Mortgage Loans include an option to convert to a Fixed Rate Mortgage Loan;

(xlviii)  No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(xlix)  The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95% and the CLTV of any Mortgage Loan at origination was not more than 100%;

(l)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(li)  No Mortgage Loan is (a) subject to the provisions of the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equals or exceeds the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, provided that this determination shall be made with respect to the relevant state or local law, regardless of the effect of any available federal preemption, other than exemptions specifically provided for in the relevant state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(lii)  Each Mortgage Loan has a valid and original Credit Score, with a minimum Credit Score as set forth in the related Commitment Letter;

(liii)  No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(liv)  No Mortgagor is the obligor on more than two Mortgage Notes;

(lv)  Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(lvi)  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not provide for negative amortization, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lvii)  [Reserved];

(lviii)  The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(lix)  Except with respect to Mortgage Loans originated by North Fork, with respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and the originator of the Mortgage Loan had a written policy of offering borrowers, or requiring third-party brokers to offer borrowers, the option of obtaining a mortgage loan that did not require the payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to state and federal law, (iv) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in the prepayment period, (v) no Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years and (vi) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor’s default.  Each Prepayment Charge is permissible, collectable and enforceable;

(lx)  No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lxi)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxii)  The Servicer and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis;

(lxiii)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide;

(lxiv)  No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide;

(lxv)  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).  The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(lxvi)  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy borrowers, unless at the time of the related Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Seller or any affiliate of the Seller.  If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Seller, the Seller referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxvii)  The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(lxviii)  Except with respect to Mortgage Loans originated by North Fork, all points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of any Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with state and federal laws and regulations and no related Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000.  For the purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges in total, do not exceed 0.25 percent of the loan amount);

(lxix)  The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxx)  No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxxi)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

(lxxii)  With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lxxiii)  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan;

(lxxiv)  With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by a Mortgage Property located in the State of Illinois is in violation of the provisions of the Illinois Interest Act, including Section 4.1a which provides that no such Mortgage Loan with a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan;

(lxxv)  No Mortgage Loan is secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of the related Mortgaged Property;

(lxxvi)  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvii)  The Mortgage Loan Documents and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement; and

(lxxviii)    No Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007 was originated pursuant to a no income/no asset documentation program or any other program pursuant to which the related Mortgagor was not required to disclose income. Each Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007, was originated in compliance with the Ohio Consumer Sales Practices Act (Oh. Rev. Stat. 1345.01 et seq.) and the regulations promulgated thereunder and was made only after reasonable and appropriate methods were used to determine the borrower's repayment ability, including without limitation, employment verification for stated income loans, which have been properly documented and verified.

Subsection 7.03.  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties (notwithstanding any representation and warranty given to the best of Seller’s knowledge) which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 60 days (or with respect to a breach of Section 7.02(lxx), within ten (10) days) of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price within two (2) Business Days following the expiration of the related cure period. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price.  With respect to any representations and warranties made by the Seller, in the event that it is discovered that the circumstances with respect to the Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made “to the best of the Seller’s knowledge,” or in reliance on or based on other information, there shall be a breach of such representation and Seller shall cure such breach or repurchase the affected Mortgage Loan as provided in this Subsection 7.03.  The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date.  If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.  Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsections 7.02(v), (ix), (xxxvi), (li), (lix), (lx), (lxi), (lxii), (lxiii), (lxvii), (lxix) or (lxxii) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

Any repurchase of a Servicing Retained Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Any repurchase of a Servicing Released Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished (i) during the Interim Servicing Period by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date and (ii) following the Interim Servicing Period by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place.  Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

If the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by this Agreement, with the Mortgage Note endorsed as required therein.  The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller.  For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.  The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum.  Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any out of pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  The indemnification obligation of the Seller set forth herein shall survive the termination of this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

In addition to the foregoing, within 60 days of the earlier of discovery by Sellers or receipt of notice by Sellers of a breach of any representation of any Seller which materially and adversely affects the interests of any Prepayment Charge, the Sellers shall pay the amount of the scheduled Prepayment Charge to the Purchaser.

Subsection 7.04.  Prepayment-in-Full Premium Recapture.

In the event that any Mortgage Loans prepay-in-full within three (3) months of the related Closing Date, the Seller shall remit to the Purchaser within thirty (30) days following receipt of notice from the Purchaser of a prepayment-in-full, the greater of (i) an amount equal to the product of (A) the excess of the related purchase price percentage over 100% and (B) the Stated Principal Balance of such prepaid Mortgage Loan as of the related Closing Date or (ii) the amount of any prepayment penalty fees paid with respect to such Mortgage Loan.

Subsection 7.05.  Early Payment Default.

In the event that any Mortgagor fails to make the first or second scheduled Monthly Payment due on a Mortgage Loan or due to Purchaser within the calendar month such payment is due, Seller shall repurchase such Mortgage Loan at the Repurchase Price within thirty (30) days following receipt of notice from the Purchaser of such payment default.

SECTION 8.  Closing.  The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
the Initial Purchaser shall have received, or the Initial Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)	the Seller shall have delivered and released to the Purchaser all documents required pursuant to this Agreement; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.  The Purchaser will use its best efforts to wire funds by 4:00 p.m. Eastern Time on the related Closing Date.

SECTION 9.  Closing Documents.

(a)  On or before the Initial Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	a Custodial Account Letter Agreement in the form attached as Exhibit 6 hereto;

3.	as Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto; and

6.	the Seller’s Underwriting Guidelines.

(b)  The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Confirmation;

2.	the related Mortgage Loan Schedule;

3.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

4.	if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

5.
a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

6.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

7.	an Assignment and Conveyance in the form of Exhibit 4 hereto.

(c)  In addition, to the extent that the Underwriting Guidelines are modified, amended or supplemented at any time following the Initial Closing Date, the Seller shall notify the Purchaser of such change and provide the Purchaser a copy in both electronic and hard copy of such modification, amendment or supplement no later than five (5) Business Days following the effective date of such modification, amendment or supplement.

SECTION 10.  Costs.  The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller’s attorney’s fees, shall be paid by the Seller.  The Seller shall also pay certain expenses of the Purchaser’s custodian, including but not limited to, the custodian’s preparation of trust receipts and certifications.

SECTION 11.  Servicer’s Servicing Obligations.  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period and the Interim Servicing Period, as applicable, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, or the Servicing Addendum attached as Exhibit 9, as applicable, which Servicing Addendums are incorporated herein by reference.

The Servicer agrees to act reasonably, in good faith and in accordance with all applicable laws and regulations and to do all things necessary to effect the transfer of the servicing of the Servicing Released Mortgage Loans to Purchaser.

SECTION 12.  Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on Oneor More Reconstitution Dates.

The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

(1)	one or more Whole Loan Transfers; and/or

(2)	one or more Securitization Transactions.

With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

(1)
to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(2)
to execute all Reconstitution Agreements provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(3)
with respect to any Whole Loan Transfer or Securitization Transaction, the Seller shall make the representations and warranties regarding the Seller and the Mortgage Loans as of the date of the Whole Loan Transfer or Securitization Transaction (except to the extent any such representation or warranty is not accurate on such date), modified to the extent necessary to accurately reflect the passage of time and pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Securitization Transaction and supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Whole Loan Transfer or Securitization Transaction;

(4)
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for any material misstatements or omissions or any alleged misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(5)
to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)
to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Securitization Transactions, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser;

(7)
in connection with any securitization of any Servicing Retained Mortgage Loans, to negotiate and execute one or more subservicing agreements between the Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Purchaser, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Servicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

(8)
in connection with any securitization of any Servicing Retained Mortgage Loans, to reasonably negotiate and execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser’s direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are reasonably required by the Purchaser and one or more nationally recognized rating agencies for mortgage pass-through transactions which are “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed.  At the option of the Purchaser, the facilities of the Depository Trust Company (“DTC”) may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC.  If the Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more subservicing agreements between itself and a master servicer designated by the Purchaser at its sole discretion, and/or one or more servicing agreements among the Servicer, the Purchaser and a trustee designated by the Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph;

(9)
With respect to each Whole Loan Transfer and Securitization Transaction, the Seller shall establish and maintain one or more Custodial Accounts and Escrow Accounts with respect to the Mortgage Loans sold pursuant to such Whole Loan Transfer or Securitization Transaction, which accounts shall be established and maintained in addition to, and separate and apart from, any other Custodial Account or Custodial Accounts and Escrow Account or Escrow Accounts established and maintained pursuant to this Agreement. The sale or transfer of the Mortgage Loans pursuant to a Whole Loan Transfer or Securitization Transaction shall be deemed to create a separate and distinct servicing agreement by the Seller with respect to such Mortgage Loan or Loans. In connection therewith, the obligation of the Seller in respect of compensating interest payments for Prepayment Interest Shortfalls with respect to the Mortgage Loans sold pursuant to a Whole Loan Transfer or Securitization Transaction, or sold pursuant to one Whole Loan Transfer or Securitization Transaction and separated by loan group (each, a “Loan Group”), shall accrue with respect to the related Mortgage Loans or Loan Group, and shall not be made on an aggregate basis with all of the Mortgage Loans purchased pursuant to or in connection with this Agreement or with the Mortgage Loans of a different Loan Group. In addition, any reimbursement of the Seller in respect of Monthly Advances, Servicing Advances and unreimbursed Servicing Fees shall be reimbursed first on a loan by loan basis and, if reimbursed out of general collections on the related Mortgage Loans, shall be reimbursed from collections on the Mortgage Loans sold pursuant to the related Whole Loan Transfer or Securitization Transaction or, with respect to Mortgage Loans sold pursuant to one Whole Loan Transfer or Securitization Transaction and separated by Loan Group, out of collections of the Mortgage Loans in the related Loan Group.  The sale or transfer of the Mortgage Loans pursuant to a Whole Loan Transfer or Securitization Transaction shall be deemed to create a separate and distinct servicing agreement by the Seller with respect to such Mortgage Loan or Loans.

(10)
in connection with any securitization of any Servicing Retained Mortgage Loans, to transfer the servicing rights to the Purchaser or its designee as described in Section 15 upon the direction of the Purchaser.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13.           The Seller.

Subsection 13.01.  Additional Indemnification by the Seller.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.  The indemnification obligation of the Seller set forth herein shall survive the termination of this Agreement.

Subsection 13.02.  Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 13.03.  Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Servicer shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Servicer’s indemnification under Subsections 7.03 or 13.01.

Subsection 13.04.  Seller Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Purchaser or upon the determination that the Servicer’s servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.05.  No Transfer of Servicing.

The Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

SECTION 14.  DEFAULT.

Subsection 14.01.  Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)  any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

(ii)  failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  failure by the Servicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer’s obligation under this Agreement; or

(vii)  the Servicer has its right to service temporarily or permanently suspended by FNMA or FHLMC or otherwise ceases to meet the qualifications of either a FNMA or FHLMC seller/servicer; or

(viii)  the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(ix)  to the extent any Mortgage Loan is a MERS Mortgage Loan, the Servicer’s membership in MERS is terminated for any reason; or

(x)  failure by the Servicer to duly perform, within the required time period, its obligations under Sections 11.24, 11.25 or 11.26 of the Servicing Addendum, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans; or

(xi)  a Rating Agency lowers the Servicer’s servicer rating at any time below a rating of “Average” following the date of this Agreement;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

All Servicing Transfer Costs shall be paid by the Servicer upon presentation of reasonable documentation of such costs.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 13.04) of the Servicer hereunder, either (i) the successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Servicer shall cooperate with the successor company either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor company or (y) in causing MERS to designate on the MERS System the successor company as the servicer of such Mortgage Loan.

Subsection 14.02.  Waiver of Defaults.

The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15.  Termination.  The respective obligations and responsibilities of the Servicer shall terminate (i) with respect to the Servicing Released Mortgage Loans, at the expiration of the Interim Servicing Period unless terminated on an earlier date at the opinion of the Purchaser pursuant to this Section 15 or pursuant to Section 14 or (ii) with respect to the Servicing Retained Mortgage Loans, upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14.  In connection with the Servicing Retained Mortgage Loans, the Purchaser may terminate the Servicer pursuant to this Section 15 without cause if the Purchaser pays to the Servicer a termination fee based on the fair market value of the related servicing rights as mutually agreed to between the Servicer and the Purchaser. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 16.  Successor to the Servicer.  Prior to termination of Servicer’s responsibilities and duties under this Agreement pursuant to Section 12, 14 or 15, the Purchaser shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, 7.04 or 7.05, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03, 7.04 and 7.05 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer or the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer’s acts as servicer. Any termination of the Servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

SECTION 17.  Financial Statements.  The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above.

The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

SECTION 18.  Mandatory Delivery: Grant of Security Interest.  The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. The Purchaser shall relinquish its security interest with respect to any Mortgage Loan which is not purchased by the related Closing Date or is repurchased pursuant to this agreement, in the later case following receipt of the Repurchase Price. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 19.  Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)           if to the Purchaser:
              Citigroup Global Markets Realty Corp.
              390 Greenwich Street, 6th Floor
              New York, New York 10013
              Attn: Peter Steinmetz

(ii)         if to GreenPoint:

                      GreenPoint Mortgage Funding, Inc.
                      100 Wood Hollow Drive
                      Novato, CA 94945
                                                              Attention: Susan Davia, Secondary Marketing
                      Telephone: 415-878-5336
                              Facsimile: 415-878-4369

                              With a copy to:

                      GreenPoint Mortgage Funding, Inc
                              100 Wood Hollow Drive
                      Novato, CA  94945
                      Attention General Counsel

(iii)        if to North Fork:

                              North Fork Bank
                      275 Broadhollow Road
                      Melville, New York 11747
                      Attention:  [___________]
                      Telephone:  [__________]
                      Facsimile: [_________]

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20.  Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21.  Counterparts.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22.  Governing Law.  The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

SECTION 23.  Intention of the Parties.  It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.  In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Confirmation and this Agreement shall constitute a security agreement, the Purchaser’s custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

SECTION 24.  Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred.  Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans.  In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 25.  Waivers.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26.  Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27.  General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 28.  Nonsolicitation.  The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

(a)  may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

(b)  may offer to refinance a Mortgage Loan made within 30 days following receipt by it of a pay-off request from the related Mortgagor.

Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section.

SECTION 29.  Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 30.  COMPLIANCE WITH REGULATION AB

Subsection 30.01.  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article 30 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any master servicer or any Depositor in good faith for delivery of information available to the Seller without unreasonable cost and expense within a reasonable and customary timeframe under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate in a reasonable manner with the Purchaser and any master servicer to deliver to the Purchaser (including any of its assignees or designees), any master servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the master servicer or any Depositor to permit the Purchaser, such master servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance; provided, however, that the Seller shall not be required to provide Static Pool Information with respect to periods prior to January 1, 2006 if the Seller delivers an Officer’s Certificate to the Purchaser or any Depositor stating that the Seller cannot obtain such Static Pool Information without unreasonable effort or expense.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 30.02.  Additional Representations and Warranties of the Seller.

(i)  The Seller shall be deemed to represent to the Purchaser, to any master servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any master servicer or any Depositor under Subsection 30.03 that, except as disclosed in writing to the Purchaser, such master servicer or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any applicable Reconstitution Agreement related thereto for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any applicable Reconstitution Agreement related thereto; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator that may be reasonably believed to be material to securityholders; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii)  If so requested by the Purchaser, any master servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any master servicer or any Depositor under Subsection 30.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 30.03.  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser, any master servicer or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(i)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)           the originator’s form of organization;

(B)           to the extent determined by the Purchaser or any Depositor to be material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB. With respect to the information regarding the size and composition of the originator’s origination portfolio, the Seller shall deliver to the Purchaser and to any person designated by the Purchaser, at the Purchaser’s expense, an agreed upon procedures report of a reputable, certified public accountant pertaining to such information if reasonably requested by the Purchaser;

(C)           a brief description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer that may be reasonably believed to be material to securityholders; and

(D)           a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;

(2)           the depositor;

(3)           the issuing entity;

(4)           any servicer;

(5)           any trustee;

(6)           any originator;

(7)           any significant obligor;

(8)           any enhancement or support provider; and

(9)           any other material transaction party.

(ii)  If so requested by the Purchaser or any Depositor with respect to any Servicing Retained Mortgage Loans, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Servicing Retained Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of the Servicing Retained Mortgage Loans (including as an acquirer of Servicing Retained Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

With respect to any Servicing Released Mortgage Loans that were sold to the Purchaser pursuant to this Agreement, the Purchaser shall, to the extent consistent with then current industry practice and as permitted by applicable law, seek to cause the servicer of the Servicing Released Mortgage Loans (or another party) to be obligated to provide Static Pool Information, in the form customarily provided by such servicer or other party (which need not be customized for Seller) with respect to the Servicing Released Mortgage Loans.

(iii)  If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108, 1111, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any applicable Reconstitution Agreements related thereto; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)  whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)   the extent of outsourcing the Servicer utilizes;

(3)   whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a Servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)  whether the Servicer has been terminated in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)  such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

With respect to the information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans, the Servicer shall deliver to the Purchaser and to any person designated by the Purchaser, at the Purchaser’s expense, an agreed upon procedures report of a reputable, certified public accountant pertaining to such information if reasonably requested by the Purchaser;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any applicable Reconstitution Agreements related thereto for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any applicable Reconstitution Agreement related thereto;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience; and

(I)           historical delinquency information with respect to the Mortgage Loans since origination of the Mortgage Loans.

(iv)  For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any master servicer and any Depositor in writing of (A) any litigation or governmental proceedings involving the Seller, any Subservicer or any Third-Party Originator that may be reasonably believed to be material to securityholders, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any applicable Reconstitution Agreement related thereto, (D) any merger, consolidation  or sale of substantially all of the assets of the Seller, and (E) the Seller’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Seller’s obligations under this Agreement or any applicable Reconstitution Agreement related thereto and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v)  As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)  In addition to such information, the Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(vii)  The Servicer shall provide to the Purchaser, any Master Servicer and any Depositor, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

Subsection 30.04.  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Purchaser, any master servicer and any Depositor a statement of compliance addressed to the Purchaser, any master servicer and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement related thereto during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement related thereto in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 30.05.  Report on Assessment of Compliance and Attestation.

(i)  On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

deliver to the Purchaser, any master servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such master servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such master servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria specified on Exhibit 12 hereto;

(ii)           deliver to the Purchaser, any master servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such master servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Subsection 30.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any master servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Subsection; and

(iv)           if requested by the Purchaser, any master servicer or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit 11.

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii)  Each assessment of compliance provided by a Subservicer pursuant to Subsection 30.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 12 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 30.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Subsection 30.06.

Subsection 30.06.  Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any applicable Reconstitution Agreement related thereto unless the Servicer complies with the provisions of paragraph (i) of this Subsection. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any applicable Reconstitution Agreement related thereto unless the Servicer complies with the provisions of paragraph (ii) of this Subsection.

(i)  It shall not be necessary for the Servicer to seek the consent of the Purchaser, any master servicer or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Subsection and with Subsections 30.02, 30.03(c), (e), (f) and (g), 30.04, 30.05 and 30.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Subsection 30.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any Servicer compliance statement required to be delivered by such Subservicer under Subsection 30.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 30.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 30.05 as and when required to be delivered.

(ii)  It shall not be necessary for the Servicer to seek the consent of the Purchaser, any master servicer or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser, any master servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such master servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Subsections 30.05 and 30.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Subsection 30.05, in each case as and when required to be delivered.

Subsection 30.07.  Indemnification; Remedies.

(i)  The Seller shall indemnify the Purchaser, the Depositor, each sponsor and issuing entity; each Person (including, but not limited to, any master servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Article 30 by or on behalf of the Seller, or provided under this Article 30 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller/Servicer Information”), or (B) the omission or alleged omission to state in the Seller/Servicer Information a material fact required to be stated in the Seller/Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller/Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller/Servicer Information or any portion thereof is presented together with or separately from such other information; or

(ii)           any breach by the Seller of its obligations under this Article 30, any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 30, including any failure by the Seller to identify pursuant to Subsection 30.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)           any breach by the Seller of a representation or warranty set forth in Subsection 30.02(a) or in a writing furnished pursuant to Subsection 30.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 30.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)           the negligence, bad faith or willful misconduct of the Seller in connection with its performance under this Article 30.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other.

In the case of any failure of performance described in clause (a)(ii) of this Subsection, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)(i)        Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 30, or any breach by the Seller of a representation or warranty set forth in Subsection 30.02(a) or in a writing furnished pursuant to Subsection 30.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 30.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement related thereto, and shall entitle the Purchaser, any master servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement related thereto expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(ii)           Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Subsection 30.04 or 30.05, including (except as provided below) any failure by the Seller to identify pursuant to Subsection 30.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement related thereto, and shall entitle the Purchaser, any master servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement related thereto expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)           The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement related thereto or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief

SECTION 31.  Further Agreements.  The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Securitization Transaction contemplated by the Initial Purchaser pursuant to Section 12 hereof. In such connection, the Seller shall (a) execute any agreement in accordance with the provisions of Section 12, and (b) provide to the Initial Purchaser or any prospective purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Initial Purchaser shall reasonably request; and (ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Initial Purchaser in connection with such transactions. The requirement of the Seller pursuant to (ii) above shall terminate on the final Reconstitution Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Initial Purchaser in writing of the estimated amount of such expense. The Initial Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 32.  Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, supersedes any prior  agreement and understandings with respect to those matters and transactions.

SECTION 33.  Third Party Beneficiary.   For purposes of this Agreement any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

SECTION 34.  Confidentiality.

Each of the Purchaser and the Seller shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Ratings Agency or other person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GREENPOINT MORTGAGE FUNDING, INC. (Seller and Servicer)

By:	/s/ Susan Davia
Name:	Susan Davia
Title:	Vice President

NORTH FORK BANK (Seller)

By:	/s/ Kevin O’Connor
Name:	Kevin O’Connor
Title:	Executive Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP. (Initial Purchaser)

By:	/s/ [Authorized Signatory]
Name:
Title:

SCHEDULE I

DATA FILE

(TO BE PROVIDED BY SELLER)

SCHEDULE II

MORTGAGE LOAN SCHEDULE

Mortgage Loan Data
1	The Seller’s Mortgage Loan identifying number
2	A code indicating whether the Mortgage Loan was originated as a prime loan, alt-a loan or subprime loan
3	A code indicating whether the Mortgage Loan is an adjustable rate Mortgage Loan or a fixed rate Mortgage Loan
4	The product type of the Mortgage Loan (2/28, 15 year fixed, 30 year fixed, 15/30, 3-1, 5-1, 7-1, 10-1, 1 month, 6 month….)
5	A code indicating the seller’s origination program code for the Mortgage Loan
6	A code indicating if the loan was approved by an AUS (automated underwriting system) (CLUS, DU, LP)
7	The amortization type of the Mortgage Loan (fully amortizing, interest-only, balloon, negative amortization, payment option arm)
8	The term of the balloon Mortgage Loan, if applicable
9	The term of the interest-only period of the Mortgage Loan, if applicable
10	The Neg Am Cap of the Mortgage Loan, if applicable
11	The Payment Cap of the Mortgage Loan, if applicable
12	The Recast number of Months of the Mortgage loan, if applicable
13	The original principal balance of the Mortgage Loan
14	The current principal balance of the Mortgage Loan
15	The mortgage interest rate at origination of the Mortgage Loan
16	The monthly payment at origination of the Mortgage Loan
17	The original term to maturity of the Mortgage Loan
18	A code indicating the lien status of the Mortgage Loan (1st, 2nd)
19	A code indicating whether the Mortgaged Property is subject to a separate second lien
20	The amount of the related second lien or First lien, if applicable
21	A code indicating whether the second lien on the Mortgage Loan is a simultaneous second, if applicable
22	The retained servicing fee or interim servicing fee for the Mortgage Loan
23	The retained step-up servicing fee for the Mortgage Loan, if applicable
24	A code indication if the Mortgage Loan is secured by has pledged assets in addition to the mortgaged property
25	The value of the pledged asset
26	The effective loan-to-value ratio of the pledged asset Mortgage Loan, if applicable
27	A code indicating the income, asset and employment documentation the Mortgage Loan was originated under
28	A code indicating if the Mortgage Loan is subject to a mortgagor paid or lender paid mortgage insurance policy
29	The mortgage insurance policy provider, if applicable
30	The mortgage insurance coverage percentage, if applicable
31	The retained lender paid mortgage insurance fee for the Mortgage Loan, if applicable
32	A code indicating whether the Mortgage Loan is subject to a prepayment penalty
33	The prepayment penalty term, if applicable
34	A code indication if the Mortgage Loan’s prepayment penalty is soft or hard, if applicable
35	The Mortgage Loan’s payment history since its origination
36	An indication of whether Borrower/Property is currently under Bankruptcy protection
37	The origination date of the Mortgage Loan
38	The first payment date of the Mortgage Loan
39	The stated maturity date of the Mortgage Loan
40	The due date of the Mortgage loan if the loan is an odd due date loan
41	A code indicating whether the Mortgage Loan is a temporary buy-down Mortgage Loan
42	The buy-down term of the Mortgage Loan, if applicable
43	A code indicating if the Mortgage Loan is assumable
44	A code indication if the Mortgage Loan is a Relocation Mortgage Loan
45	The certificate # for loan PMI
46	A string describing prepay penalty terms. If applicable
47	HOEPA indicator
48	Origination Channel (retail/wholesale/broker/correspondent)
49	The amount of any points and fees payable by the Mortgagor in connection with the origination of such Mortgage Loan
50	A code indicating whether the Mortgage Loan is a MERS Mortgage Loan
51	The Mortgage Loans MIN number, if applicable
52	Annual Percentage Rate (APR)
53	DU (FNMA Desktop Underwriter) Case # or LP (FHLMC Loan Prospector) Key #
54	The Cut off Date of the Mortgage Loan Package
55	The schedule balance of the Mortgage Loan as of the Cut-off Date, if applicable
56	The current balance of the Mortgage Loan as of the Cut off Date
57	The interest paid-to-date of the Mortgage Loan as of the Cut off Date
58	A code indicating if the Mortgage Loan is a Negative Amortization Mortgage Loan and if so, the Negative Amortization Cap and the Payment Adjustment Date;

Borrower Data
1	The mortgagor’s and any co-mortgagors' debt to income ratios
2	The mortgagor's and any co-mortgagors' FICO scores
3	The mortgagor's and any co-mortgagors' credit grades
4	The mortgagor's occupancy status (primary residence, second home, investor property)
5	The mortgagor's borrowing purpose (purchase, rate & term refinance, cash-out refinance)
6	The date each of the credit scores was obtained
7	The mortgagor's and each co-mortgagors' self-employed status
8	The mortgagor’s and any co-mortgagors' first and last name
9	The mortgagor’s and any co-mortgagors' social security card number
10	The mortgagor’s and any co-mortgagors' income at origination
11	The mortgagor's and any co-borrowers' first time home buyer status
12	For cash-out refinances, the cash purpose
13	The mortgagor's and any co-mortgagors'' citizenship
14	The mortgagor’s and any co-mortgagors' ethnicity
15	The mortgagor’s and any co-mortgagors' gender
16	The mortgagor’s and any co-mortgagors' race
17	The mortgagor’s and any co-mortgagors' Age & DOB
18	Combine Monthly Housing Expense
19	Combine Monthly Debt Expense

Mortgage Property Data
1	The Mortgage Loan's Property Type
2	The number of units in the related mortgaged property
3	A code indicating if the mortgage is secured by a leasehold estate (Y/N)
4	The sales price of the mortgaged property, if applicable
5	The appraised value of the mortgaged property
6	The loan to value ratio at origination of the Mortgage Loan
7	The combined loan-to-value ratio at origination of the Mortgage Loan, if applicable
8	The street address of the mortgaged property including the state, county, city and zip code
9	A code indicating whether there is flood insurance required and existing on the mortgaged property
10	A code indicating the form of appraisal used in the origination of the Mortgage Loan (i.e. form 1004, 2055, avm, bpo)
11	The AVM Provider, if applicable
12	The total rental income, if applicable
13	The year the mortgaged property was built
14	The number of bedrooms contained in the mortgaged property
15	Condo Project Type (FNMA) Condo Project Name (FHLMC)
16	Condo Warrantable Flag

Adjustable Rate Mortgage Loan Data, if applicable
1	The index of the Mortgage Loan
2	The current mortgage interest rate as of the Cut off Date of the Mortgage Loan
3	The gross margin of the Mortgage Loan
4	The maximum mortgage interest rate under the terms of the Mortgage Note or the maximum interest rate increase over the life of the Mortgage Loan
5	The minimum mortgage interest rate under the terms of the Mortgage Note
6	The initial rate adjustment cap
7	The initial rate adjustment floor
8	The subsequent periodic rate adjustment cap
9	The subsequent periodic rate adjustment floor
10	A code indicating the frequency of adjustment of the related mortgage interest rate
11	A code indicating the frequency of adjustment of the related mortgage payment
12	A code indicating if the Mortgage Loan is convertible into a fixed rate mortgage loan
13	The number of index look-back days of the Mortgage Loan
14	The new interest rate rounding factor of the Mortgage loan
15	The new interest rate rounding direction of the Mortgage Loan
16	The first interest rate adjustment date of the Mortgage Loan
17	The next mortgage interest rate following the Cut off Date if it is immediately changing
18	The current monthly payment as of the Cut off Date
19	The first payment adjustment date
20	The next monthly payment following the Cut off Date if it is immediately changing

Servicing Released Mortgage Loan Data, if applicable
1	A code indicating if there are escrows
2	The amount of the Mortgage Loan month escrows, if applicable
3	The amount contained in the Mortgage Loan escrow account, if applicable
4	The tax service contract number
5	The tax service contract provider
6	The transferability status of the tax service contract
7	The flood insurance certificate
8	The flood insurance certificate provider
9	Flood Zone Code
10	The transferability of the flood insurance certificate

EXHIBIT 1

SELLER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of [SELLER], a ______________ (the “Seller”), and further certify, on behalf of the Seller as follows:

1.           Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws][Certificate of limited partnership and limited partnership agreement] of the Seller as are in full force and effect on the date hereof.

2.           No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3.           Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of ____ 1, 200_, by and between the Seller and Citigroup Global Markets Realty Corp. (the “Purchaser”); (b) the Confirmation, dated _____________ 200_, between the Seller and the Purchaser (the “Confirmation”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.           Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.           Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_.  No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

6.           All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

7.           The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Confirmation.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated: _____________________

[Seal]

[SELLER] (Seller)

By:
Name:
	Title:	Vice President

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _____________________

[Seal]

[SELLER] (Seller)

By:
Name:
	Title:	[Assistant] Secretary

EXHIBIT 2A

[FORM OF OPINION OF COUNSEL TO NORTH FORK]

Ladies and Gentlemen:

I or attorneys working under my direction have acted as counsel to the Company in connection with certain matters described in the Agreements.  This opinion is given to you pursuant to Section 9 of the Master Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2007 (the “Servicing Agreement”) among Citigroup Global Markets Realty Corp., GreenPoint Mortgage Funding, Inc. and North Fork Bank (the “Company”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

1.  Signed copies of the Agreements;

2.  The Company’s Charter

3.  The Company’s By-Laws; and

4.  Resolutions adopted by the Board of Directors of the Company.

For the purpose of rendering this opinion, I or attorneys working under my direction have made such documentary, factual and legal examinations, as  deemed necessary under the circumstances.  As to factual matters, I or attorneys working under my direction have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as  deemed appropriate, which factual matters have not been independently established or verified by me.  I or attorneys working under my direction have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted  as originals, and the conformity to original documents of all documents submitted  as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

(a)  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it.  The Company has the corporate power and authority to execute, deliver, and perform its obligations under the Agreements.

(b)  The Agreements have been duly and validly authorized, executed and delivered by the Company.

(c)  The Agreements constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(d)  No consent, approval, authorization or order of any court or United States federal or New York  government authority on the part of the Company is required for the execution, delivery and performance by the Company of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

(e)  The execution, delivery and performance of the Agreements will not, as of the date hereof, result in a violation of the Certificate of Incorporation or By-Laws of the Company, or, to the best of my knowledge, result in a violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, (ii) any New York  or United States federal statute or regulation applicable to the Company, or (iii) any order of any State of New York  or United States federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the violation would not have a material adverse effect on the company or its ability to perform its obligations under the Agreement.

(f)  There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

1.  I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, has been executed and delivered by such parties and constitutes the legal, valid and binding obligation of such parties.

2.  My opinion expressed in paragraph c above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

3.  My opinion expressed in paragraph e above relating to violations of United States federal and New York statutes, regulations or orders applicable to the Company is limited to such statutes, regulations or orders that in my experience are typically applicable to a transaction of the nature contemplated by the Agreements.

4.  I have assumed, without independent check or certification, that there are no agreements or understandings among the Company and any other party, which would expand, modify or otherwise affect the terms of the Agreements or the respective rights or obligations of the parties there under.

I am admitted to practice in the State of New York, and I render no opinion herein as to matters involving or governed by the laws of any jurisdiction other than the State of New York  and the federal laws of the United States of America.  I also express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements.

This opinion letter has been prepared and should be understood in accordance with the Legal Opinion Principles, 53 Bus. Law. 831 (1998), and Guidelines for the Preparation of Closing Opinions, 57 Bus. Law. 875  (2002), of the Committee on Legal Opinions, ABA Section of Business Law.

Very truly yours,

Jeffrey Starr
Senior Vice President
Chief Counsel
North Fork Bank

EXHIBIT 2B

[FORM OF OPINION OF COUNSEL TO GREENPOINT]

Ladies and Gentlemen:

I or attorneys working under my direction have acted as counsel to the Company in connection with certain matters described in the Agreements.  This opinion is given to you pursuant to Section 9 of the Master Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2007 (the “Servicing Agreement”) among Citigroup Global Markets Realty Corp., North Fork Bank and GreenPoint Mortgage Funding, Inc. (the “Company”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

1.  Signed copies of the Agreements;

2.  The Company’s Certificate of Incorporation

3.  The Company’s By-Laws; and

4.  Resolutions adopted by the Board of Directors of the Company.

For the purpose of rendering this opinion, I or attorneys working under my direction have made such documentary, factual and legal examinations, as  deemed necessary under the circumstances.  As to factual matters, I or attorneys working under my direction have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as  deemed appropriate, which factual matters have not been independently established or verified by me.  I or attorneys working under my direction have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted  as originals, and the conformity to original documents of all documents submitted  as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

(a)  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it.  The Company has the corporate power and authority to execute, deliver, and perform its obligations under the Agreements.

(b)  The Agreements have been duly and validly authorized, executed and delivered by the Company.

(c)  The Agreements constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(d)  No consent, approval, authorization or order of any court or United States federal or New York  government authority on the part of the Company is required for the execution, delivery and performance by the Company of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

(e)  The execution, delivery and performance of the Agreements will not, as of the date hereof, result in a violation of the Certificate of Incorporation or By-Laws of the Company, or, to the best of my knowledge, result in a violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, (ii) any New York  or United States federal statute or regulation applicable to the Company, or (iii) any order of any State of New York  or United States federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the violation would not have a material adverse effect on the company or its ability to perform its obligations under the Agreement.

(f)  There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

1.  I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, has been executed and delivered by such parties and constitutes the legal, valid and binding obligation of such parties.

2.  My opinion expressed in paragraph c above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

3.  My opinion expressed in paragraph e above relating to violations of United States federal and New York statutes, regulations or orders applicable to the Company is limited to such statutes, regulations or orders that in my experience are typically applicable to a transaction of the nature contemplated by the Agreements.

4.  I have assumed, without independent check or certification, that there are no agreements or understandings among the Company and any other party, which would expand, modify or otherwise affect the terms of the Agreements or the respective rights or obligations of the parties there under.

I am admitted to practice in the State of New York, and I render no opinion herein as to matters involving or governed by the laws of any jurisdiction other than the State of New York  and the federal laws of the United States of America.  I also express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements.

This opinion letter has been prepared and should be understood in accordance with the Legal Opinion Principles, 53 Bus. Law. 831 (1998), and Guidelines for the Preparation of Closing Opinions, 57 Bus. Law. 875  (2002), of the Committee on Legal Opinions, ABA Section of Business Law.

Very truly yours,

EXHIBIT 3
SECURITY RELEASE CERTIFICATION

I.           Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Citigroup Global Markets Realty Corp. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of _____ 1, 200_, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II.           Certification of Release

The Seller named below hereby certifies to Citigroup Global Markets Realty Corp. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Citigroup Global Markets Realty Corp., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By:
Name:
Title:

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this _______ day of ________, 200_, [SELLER] (“Seller”) as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_ (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Citigroup Global Markets Realty Corp. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 6.03 of the Agreement, the Seller has delivered to the Purchaser the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement and in the Confirmation, dated _______________, 200__, are true and correct as of the date hereof, and that all statements made in the Seller’s Officer’s Certificate and all Attachments thereto remain complete, true and correct in all respects as of the date hereof:

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[SELLER]
Seller

By:
Name:
Title:

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Purchaser:

1.	The following documents (collectively, the “Mortgage Loan Documents”)

(a)
the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the applicable Seller, endorsed in blank, “Pay to the order of _____________, without recourse”, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee.  If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(b)
with respect to each Mortgage Loan which is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording.  The Mortgage shall be assigned, with assignee’s name left blank.  If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage must be made by “[name of last assignee], successor by merger to [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage must be by “[name of last assignee], formerly known as [previous name];

(c)	the original of each guarantee executed in connection with the Mortgage Note, if any;

(d)
for each Mortgage Loan which is not a MERS Mortgage Loan, the original recorded Mortgage with evidence of recording thereon, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, with evidence of recording thereon.. If in connection with any Mortgage Loan, the applicable Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, (i) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the applicable Seller, escrow agent, title insurer or closing attorney to be a true and complete copy of the original recorded Mortgage and (ii) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)	originals of each assumption, modification, consolidation or extension agreement, if any;

(f)
except in the event that the original Mortgage is made to MERS, the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee (or to MERS, if the Mortgage Loan is registered on the MERS System), or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller, escrow agent, closing attorney or the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the party delivering the Officer’s Certificate or by the applicable Seller; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)
if the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)	original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

(i)	the original Primary Insurance Policy, if the Loan-to-Value Ratio is greater than 80.00%.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income.

5.	Verification of acceptable evidence of source and amount of downpayment.

6.	Credit report on Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.	If available, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales Contract, if applicable.

14.	Hazard insurance policy.

15.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

The original lender’s title insurance policy (or a marked title insurance commitment, in the event that an original lender’s title insurance policy has not yet been issued) in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by FNMA and insuring the Purchaser and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan shall be delivered within 180 days of the related Closing Date

EXHIBIT 6

CUSTODIAL ACCOUNT LETTER AGREEMENT

____________ __, 200_

To: ____________________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “GreenPoint Mortgage Funding, Inc. in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[SELLER]
Seller

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

EXHIBIT 7

ESCROW ACCOUNT LETTER AGREEMENT

               , 200_

To: _____________________

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of ____ 1, 200_, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “GreenPoint Mortgage Funding, Inc. in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[SELLER]
Seller

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title:
Date:

EXHIBIT 8

SERVICING ADDENDUM FOR SERVICING RETAINED MORTGAGE LOANS

Section 11.01  Servicer to Act.

The Servicer, as independent contract servicer, shall service and administer the Servicing Retained Mortgage Loans in accordance with this Agreement, all applicable laws, rules and regulations, the terms of the Mortgage Loan Documents and the FNMA and FHLMC servicing guides, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any  Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such  Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the  Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

The Servicer shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS.  At any time during the term of this Agreement, Purchaser may direct Servicer to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Servicer.

Section 11.02  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Servicing Retained Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Servicing Retained Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy or LPMI Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance  premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.03  Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01.  The Servicer shall use its best efforts to realize upon defaulted  Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05.  In the event that any payment due under any  Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the  Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser.  In the event that any payment due under any Servicing Retained Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Servicer shall notify the Purchaser in writing of the Servicer’s intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice.  In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 11.05.

(b)  Notwithstanding the foregoing provisions of this Section 11.03, with respect to any  Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vii).

If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(vii).

(c)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any  Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances pursuant to Section 11.05(iii); second, to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or  if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

Section 11.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts.  The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Retained Mortgage Loans due on or before the Cut-off Date:

(i)  all payments on account of principal on the  Mortgage Loans;

(ii)  all payments on account of interest on the  Mortgage Loans, including all Prepayment Charges;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(vi)  all Monthly Advances;

(vii)  all proceeds of any Servicing Retained Mortgage Loan repurchased in accordance with Sections 7.03 and 7.04 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(viii)  any amounts required to be deposited by the Servicer pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;

(ix)  any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 11.13;

(x)  any amounts required to be deposited in the Custodial Account pursuant to Sections 11.19 or 11.20; and

(xi)  with respect to each Principal Prepayment in full or in part, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate; provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (xi) exceed the aggregate amount of the Servicer’s servicing compensation in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Servicer in the Custodial Account.  Such Custodial Account shall be an Eligible Account.  Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii).  The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Section 11.05  Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

(ii)  to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, 7.04 or 7.05, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03, 7.04 or 7.05, and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iii)  to reimburse itself for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Retained Mortgage Loan pursuant to Section 7.03, 7.04 or 7.05, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03, 7.04 or 7.05 and all other amounts required to be paid to the Purchaser with respect to such Servicing Retained Mortgage Loans;

(iv)  to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v)  to pay to itself with respect to each Servicing Retained Mortgage Loan that has been repurchased pursuant to Section 7.03, 7.04 or 7.05 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi)  to reimburse itself for any Monthly Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance;

(vii)  to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any  Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the  Mortgage Loans to which such expense is attributable;

(viii)  to clear and terminate the Custodial Account on the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above.  The Servicer shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.

Section 11.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 11.07  Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 11.08  Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies and LPMI Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy and LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required.  Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained.  The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy or LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy or LPMI Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 11.04, any amounts collected by the Servicer under any Primary Insurance Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Section 11.09  Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 11.10  Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended.  The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Pursuant to Section 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 11.11  Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  The Servicer shall deliver to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

Section 11.12  Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Servicers’ and Servicers’ Guide.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Purchaser.

Section 11.13  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the  Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is necessary to sell any REO property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement between the Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the  Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account.  The Servicer shall account for each REO Property on a property by property basis.

The Servicer shall deposit or cause to be deposited, on a daily basis into the Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser.  If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account for distribution on the succeeding Distribution Date in accordance with Section 5.01.

Section 11.14  Distributions.

On each Distribution Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the  Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the first Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such first Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 11.15  Remittance Reports.

No later than the fifth Business Day of each month, the Servicer shall furnish to the Purchaser or its designee a computer tape containing, and a hard copy of, the monthly data.  On the Business Day following each Determination Date, the Servicer shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Servicer and the Purchaser may agree from time to time) a computer tape containing, and a hard copy of, the determination data with respect to the related Distribution Date, together with such other information with respect to the  Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.  On the same date, the Servicer shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the Remittance Report with respect to the related Distribution Date.

Section 11.16  Statements to the Purchaser.

Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 11.04 and each category of withdrawal specified in Section 11.05.

In addition, not more than sixty days after the end of each calendar year, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) a listing of the principal balances of the  Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the  Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Purchaser with such information concerning the  Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Section 11.17  Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement.  Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 11.18  Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 11.19  Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such  Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy or LPMI Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is not allowed pursuant to this Section 11.19, the Servicer, with the prior written consent of the insurer under the Primary Insurance Policy or LPMI Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located.  With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the  Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a  Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 11.20  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any  Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Servicer (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the  Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee.  Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related  Mortgage Loan by deposit thereof in the Custodial Account.  The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any  Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the  Mortgage Loan, including for this purpose collection under any Primary Insurance Policy or LPMI Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the  Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the  Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such  Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 11.21  Monthly Advances by the Servicer.

(a)  Not later than the close of business on the Business Day preceding each Distribution Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a  Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b)  The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any  Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance.  The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

Section 11.22  Servicing Compensation.

As compensation for its services hereunder, the Servicer shall, subject to Section 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the  Mortgage Loans the amounts provided for as the Servicer’s Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 11.19, and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 11.23  Special Remittance Provisions for Principal Prepayments.

The Purchaser shall have the right to direct the Servicer to modify the remittance cycle applicable to Principal Payments in full received on any  Mortgage Loan by remitting to the Purchaser on any Distribution Date all Principal Prepayments in full received by the Servicer prior to the related Determination Date, plus any interest collected on such Principal Prepayments, to the extent not previously remitted to the Purchaser.  In connection with the foregoing,  the Servicer shall not be required to pay the amount set forth in Section 11.04 (xi) with respect to the related  Mortgage Loans and the report by the Servicer shall reflect such revised remittance cycle.

Section 11.24  Statement as to Compliance.

(a)  The Servicer will deliver to the Purchaser not later than March 15th of each year, an Officers’ Certificate (each, an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(b)  Not later than March 15th of each year (or if not a Business Day, the immediately preceding Business Day) or at any other time upon thirty (30) days written request, the Servicer shall deliver to the Purchaser or its designee and, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction (the “Master Servicer”), to the Master Servicer an Officer’s Certificate for the benefit of the Master Servicer or the Purchaser or its designee, as applicable, and their respective officers, directors and affiliates, executed by an officer of the Servicer and certifying as to the following matters:

(i)  Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report delivered pursuant to Section 11.25 of the Servicing Addendum (the “Annual Independent Public Accountant’s Servicing Report”) and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer and the Purchaser or its designee, as applicable, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)  The servicing information required to be provided to the Master Servicer and the Purchaser or its designee, as applicable, by the Servicer under this Agreement have been provided to the Master Servicer and the Purchaser or its designee, as applicable;

(iii)  I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer and the Purchaser or its designee, as applicable, the Servicer has, as of the date of this certification fulfilled its obligations under this Agreement; and

(iv)  I have disclosed to the Master Servicer and the Purchaser or its designee, as applicable, all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

(c)  The Servicer shall indemnify and hold harmless the Master Servicer and the Purchaser or its designee, as applicable, and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 11.24 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer or the Purchaser or its designee, as applicable, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer or the Purchaser or its designee, as applicable, as a result of the losses, claims, damages or liabilities of the Master Servicer or the Purchaser or its designee, as applicable, in such proportion as is appropriate to reflect the relative fault of the Master Servicer or the Purchaser or its designee, as applicable, on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 11.24 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.25  [Reserved].

Section 11.26  Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable Rate  Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Servicer also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 11.27  Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the  Mortgage Loans serviced by the Servicer required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.  In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

Section 11.28  Reports and Returns to be Filed by the Servicer.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 11.29  Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the  Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 11.30  [Reserved].

Section 11.31  Superior Liens.

With respect to each Second Lien Mortgage Loan, the Servicer shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.  The Servicer shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Purchaser.  The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Section 11.32  Subservicing Agreements Between the Servicer and Subservicers.

The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder.  Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed.  All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

Section 11.33  Successor Subservicers.

Any Subservicing Agreement shall provide that the Servicer shall be entitled to terminate any Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 11.32.  Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the servicer of the related Mortgage Loans (including termination due to an Event of Default).

Section 11.34 No Contractual Relationship Between Subservicer and Purchaser.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 11.32.

Section 11.35 Assumption or Termination of Subservicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer pursuant to Section 16 of this Agreement, it is understood and agreed that the Servicer’s rights and obligations under any Subservicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Servicer shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

EXHIBIT 9

SERVICING ADDENDUM FOR SERVICING RELEASED MORTGAGE LOANS

Section 11.01	Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Servicing Released Mortgage Loans in accordance with this Agreement, all applicable laws, rules and regulations, the terms of the Mortgage Loan Documents and the FNMA and FHLMC servicing guidelines and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any  Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such  Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the  Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicer shall notify MERS of the ownership interest of Purchaser in each MOM Loan through the MORNET system or MIDANET system, as applicable, or any other comparable system acceptable to MERS.  At any time during the term of this Agreement, Purchaser may direct Servicer to cause any MOM Loan to be deactivated from the MERS System.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering Mortgage Loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Servicer.

Section 11.02	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Servicing Released Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Servicing Released Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to Mortgage Loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance  premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.03	Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01.  The Servicer shall use its best efforts to realize upon defaulted  Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05.  In the event that any payment due under any  Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the  Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser.  In the event that any payment due under any Servicing Released Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Servicer shall notify the Purchaser in writing of the Servicer’s intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice.  In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 11.05.

(b)  Notwithstanding the foregoing provisions of this Section 11.03, with respect to any  Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(v).

If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 11.05(v).

(c)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any  Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances pursuant to Section 11.05(ii); second, to pay accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or  if not in connection with a Final Recovery Determination, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 11.05(ii).

Section 11.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts.  The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Servicing Released Mortgage Loans due on or before the Cut-off Date:

(i)         all payments on account of principal on the  Mortgage Loans;

(ii)        all payments on account of interest on the  Mortgage Loans, including all Prepayment Charges;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the loan documents or applicable law;

(v)   all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(vi)  all proceeds of any Servicing Released Mortgage Loan repurchased in accordance with Sections 7.03, 7.04 and 7.05 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 7.03;

(vii)      any amounts required to be deposited by the Servicer pursuant to Section 11.11 in connection with the deductible clause in any blanket hazard insurance policy.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;

(viii)     any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 11.13; and

(ix)   any amounts required to be deposited in the Custodial Account pursuant to Sections 11.19 or 11.20; and

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 11.01, need not be deposited by the Servicer in the Custodial Account.  Such Custodial Account shall be an Eligible Account.  Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iii).  The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Section 11.05	Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)  to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.14;

(ii)     to reimburse itself for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Servicing Released Mortgage Loan, pursuant to Section 7.03 7.04 or 7.05, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 7.03, 7.04 or 7.05 and all other amounts required to be paid to the Purchaser with respect to such Servicing Released Mortgage Loans;

(iii)    to pay to itself pursuant to Section 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(iv)    to pay to itself with respect to each Servicing Released Mortgage Loan that has been repurchased pursuant to Section 7.03, 7.04 or 7.05 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(v)     to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any  Mortgage Loan pursuant to Section 11.03(b), but only to the extent of amounts received in respect of the  Mortgage Loans to which such expense is attributable;

(vi)    to clear and terminate the Custodial Account on the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (v) above.

Section 11.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 11.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 11.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies and LPMI Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy and LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required.  Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained.  The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy or LPMI Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy or LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.19, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy or LPMI Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 11.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.

Section 11.09	Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 11.10	Maintenance of Hazard Insurance.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any hazard insurance policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any hazard insurance policy. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended.  The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Pursuant to Section 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 11.11	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

Section 11.12	Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Servicers’ and Servicers’ Guide.  The Servicer shall deliver to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Purchaser.

Section 11.13	Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the  Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is necessary to sell any REO property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and a separate servicing agreement between the Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the  Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account.  The Servicer shall account for each REO Property on a property by property basis.

The Servicer shall deposit or cause to be deposited, on a daily basis into the Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser.  If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account for distribution on the succeeding Distribution Date in accordance with Section 5.01.

Section 11.14	Distributions.

On each Distribution Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05; minus (ii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iii) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the  Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 11.15	Remittance Reports.

No later than the fifth Business Day of each month, the Servicer shall furnish to the Purchaser or its designee a computer tape containing, and a hard copy of, the monthly data.  On the Business Day following each Determination Date, the Servicer shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Servicer and the Purchaser may agree from time to time) a computer tape containing, and a hard copy of, the determination data with respect to the related Distribution Date, together with such other information with respect to the  Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.  On the same date, the Servicer shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the Remittance Report with respect to the related Distribution Date.

Section 11.16	Statements to the Purchaser.

Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section 11.04 and each category of withdrawal specified in Section 11.05.

In addition, not more than sixty days after the end of each calendar year, the Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) a listing of the principal balances of the  Mortgage Loans outstanding at the end of such calendar year.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the  Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Purchaser with such information concerning the  Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Section 11.17	Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.13, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement.  Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 11.18	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 11.19	Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such  Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is not allowed pursuant to this Section 11.19, the Servicer, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located.  With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the  Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a  Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 11.20	Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any  Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Servicer (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the  Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee.  Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related  Mortgage Loan by deposit thereof in the Custodial Account.  The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any  Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the  Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the  Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the  Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such  Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 11.21	Reserved.

Section 11.22	Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the  Mortgage Loans the amounts provided for as the Servicer’s Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 11.19, and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                                  Section 11.23  [Reserved]

Section 11.24	Statement as to Compliance.

(a)           The Servicer will deliver to the Purchaser not later than March 15th of each year, an Officers’ Certificate (each, an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

(b)           Not later than March 15th of each year (or if not a Business Day, the immediately preceding Business Day) or at any other time upon thirty (30) days written request, the Servicer shall deliver to the Purchaser or its designee and, if the Mortgage Loans are being master serviced by a master servicer in a securitization transaction (the “Master Servicer”), to the Master Servicer an Officer’s Certificate for the benefit of the Master Servicer or the Purchaser or its designee, as applicable, and their respective officers, directors and affiliates, executed by an officer of the Servicer and certifying as to the following matters:

(v)  Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report delivered pursuant to Section 11.25 of the Servicing Addendum (the “Annual Independent Public Accountant’s Servicing Report”) and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer and the Purchaser or its designee, as applicable, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(vi)  The servicing information required to be provided to the Master Servicer and the Purchaser or its designee, as applicable, by the Servicer under this Agreement have been provided to the Master Servicer and the Purchaser or its designee, as applicable;

(vii)  I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer and the Purchaser or its designee, as applicable, the Servicer has, as of the date of this certification fulfilled its obligations under this Agreement; and

(viii)  I have disclosed to the Master Servicer and the Purchaser or its designee, as applicable, all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

(c)           The Servicer shall indemnify and hold harmless the Master Servicer and the Purchaser or its designee, as applicable, and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 11.24 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer or the Purchaser or its designee, as applicable, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer or the Purchaser or its designee, as applicable, as a result of the losses, claims, damages or liabilities of the Master Servicer or the Purchaser or its designee, as applicable, in such proportion as is appropriate to reflect the relative fault of the Master Servicer or the Purchaser or its designee, as applicable, on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 11.24 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.25	Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable Rate  Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Servicer also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 11.26	Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the  Mortgage Loans serviced by the Servicer required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.  In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

Section 11.27	Reports and Returns to be Filed by the Servicer.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 11.28	Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the  Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 11.29	[Reserved]

Section 11.30	Superior Liens.

With respect to each Second Lien Mortgage Loan, the Servicer shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.  The Servicer shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Purchaser.  The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

Section 11.31	Subservicing Agreements Between the Servicer and Subservicers.

The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder.  Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed.  All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

Section 11.32	Successor Subservicers.

Any Subservicing Agreement shall provide that the Servicer shall be entitled to terminate any Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 11.31.  Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the servicer of the related Mortgage Loans (including termination due to an Event of Default).

Section 11.33	No Contractual Relationship Between Subservicer and Purchaser.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 11.31.

Section 11.34	Assumption or Termination of Subservicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer pursuant to Section 16 of this Agreement, it is understood and agreed that the Servicer’s rights and obligations under any Subservicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Servicer shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

EXHIBIT 10

Seller’s Underwriting Guidelines

EXHIBIT 11

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, _____________________________________, the _______________________ of [NAME OF SERVICER] (the “Company”) and, in such capacity, the officer in charge of the Company’s responsibility on Exhibit 12 to the Agreement.  I hereby certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.
I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and other information relating to the performance of the Company under the terms of the Agreement and the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.
Based on my knowledge, the reports and information comprising the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by, or the date of such reports or information or the date of this certification;

3.
Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.
I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

5.
The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. The Servicing Assessment and the Attestation Report cover all items of the servicing criteria identified on Exhibit 12 to the Agreement as applicable to the Company.  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports. The following material instances of noncompliance identified in the Servicing Assessment and the Attestation Report relate to the performance or obligations of the Company under the Agreement: ____________ (if none, state “None.”)

Date: _________________________

By: _________________________
Name:
Title:

EXHIBIT 12
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date__________________________________________
By:___________________________________________
Name:______________________________________
Title:______________________________________